SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2010

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Lakeland Financial Corporation
(Exact name of Registrant as specified in its charter)

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Indiana	0-11487	35-1559596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification No.)

202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46581-1387

(Address of principal executive offices) (Zip Code)

(574) 267-6144

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On September 14, 2010, the boards of directors of Lakeland Financial Corporation (the “Company”) and Lake City Bank (the “Bank”) promoted David M. Findlay to serve as President of the Company and the Bank.  Mr. Findlay will continue serving as Chief Financial Officer of both organizations.

    Additionally, on September 14, 2010, the board of directors of the Company approved an increase in the number of authorized directors of the Company from ten (10) to eleven (11) directors and unanimously appointed Mr. Findlay as a director to fill the vacancy created by the increase.  Mr. Findlay’s initial term as a director of the Company will expire at the annual meeting of the stockholders to be held in 2012, at which time it is expected that he will be nominated for a full three-year term Mr. Findlay was also appointed to the board of directors of the Bank, where he will serve on the Credit and Investment Committee and Trust Committee.   Mr. Findlay is not expected to serve on any board committees at the holding company level.

    There are no other arrangements or understandings between Mr. Findlay and any other person pursuant to which Mr. Findlay was selected as a director.  The news release issued on September 14, 2010 is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1  Press Release dated September 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated:  September 14, 2010                                                                By:  /s/David M. Findlay

David M. Findlay
Chief Financial Officer